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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  ----------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                                  ----------
        Date of Report (Date of earliest event reported) March 6, 1998
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                        CENTURY BUSINESS SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                                     22-2769024
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(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                      Identification No.)

                                   0-25890
                                   -------
                           (Commission File Number)

                           10055 Sweet Valley Drive
                            Cleveland, Ohio 44125
                   (Address of principal executive offices)
                                  (Zip Code)

      Registrant's telephone number, including area code (216) 447-9000.
                                                         --------------


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ITEM 5. Other Events.

FOR IMMEDIATE RELEASE

                                         CONTACT: CHARLES HAMM, CHIEF FINANCIAL
                                                  OFFICER
                                                  -or-
                                                  EDWARD FEIGHAN, SENIOR VICE
                                                  PRESIDENT, PUBLIC AFFAIRS
                                                  CLEVELAND, OHIO
                                                  (216) 447-9000



          CENTURY BUSINESS SERVICES, INC. ANNOUNCES THE ACQUISITION OF
   FIVE COMPANIES WHICH WILL ADD OVER $33 MILLION TO THE COMPANY'S ANNUALIZED
       REVENUE, AND THE CLOSING OF TWO PREVIOUSLY ANNOUNCED ACQUISITIONS

CLEVELAND, Ohio (March 9, 1998) - Century Business Services, Inc. (Nasdaq: CBIZ) ("the Company") today announced the signing of agreements to acquire THE CONTINUOUS LEARNING GROUP, INC. (CLG); ENVISION DEVELOPMENT GROUP, INC.; AND MULTI-DIMENSIONAL INTERNATIONAL, INC. with offices in Pittsburgh, Pennsylvania; Morgantown, West Virginia; Ponte Vedra, Florida, and operations in California and Nevada, as well as, M.T. DONAHOE AND ASSOCIATES, INC. of Laurel, Maryland (Washington, DC) and NATIONAL RETIREMENT PLANNING, Inc. of Jameson, Pennsylvania (Philadelphia).

The combined revenue of the proposed acquisitions, if and when completed, will add over $33 million to Century's annualized revenue.

The acquisitions of the CLG Group, Envision Development and Multi-Dimensional International will be paid for with $15.6 million cash on closing and 1,376,435 restricted shares of the company to be locked up for two years, plus a potential maximum earn-out amount of $4.8 million cash and 423,530 restricted shares of the Company at $17 per share, to be locked up for one year after issue, if the acquired companies increase their 1998, 1999 and 2000 pre-tax earnings by a compounded annual rate of at least 25% over the 1997 pre-tax earnings base. The acquisitions are subject to final due diligence and definitive agreements and are expected to close before the end of March.

Century Business Services, Inc. is significantly increasing its human resources and information technology divisions with the acquisition of CLG Consultants and its affiliates, a national consulting and training organization. Providing services to businesses ranging from mid-size to Fortune 100 companies, these three companies are national leaders in their respective fields. The Continuous Learning Group, Inc. and Envision Development Group, Inc., supply a wide range of performance consulting and management services, education, and training for all organizational levels, from the single office to enterprise-wide level. Multi-Dimensional International, Inc. provides consulting and training services for independent firms and the in-house operations of Fortune 1000 companies in areas such as customer sales and service and employee help desks. Clients include some of the largest companies in the telecommunications, transportation, chemicals, utility, oil and gas, insurance




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and financial services industries. This unique and highly respected group will continue to be led by its three founders, Leslie Wilk Braksick, Larry Lemasters, and Julie Smith each of whom has been recognized for exceptional leadership in large scale organization change and performance management consulting.

"We are extremely excited about becoming part of Century Business Services," stated CLG President, Dr. Leslie Wilk Braksick. "Century is a company that is creating new and efficient solutions for the challenges facing America's companies. CLG can now offer to Century customers state-of-the-art systems for dramatically improving performance."

Commented Michael G. DeGroote, President and Chief Executive Officer of Century Business Services, "We are very pleased to have these companies on our team. They bring a substantial increase to our portfolio of human resource and information technology services and are another step in our goal to becoming the premier provider of outsourced business services to America's businesses."

Leslie Wilk Braksick, Ph.D. has achieved an outstanding reputation for developing strategies and leading implementation efforts to improve performance of various size organizations. One uniqueness of these consulting engagements has been a significant return on investment for every client.

Larry Lemasters has received international recognition for his leadership skills in designing and implementing large-scale organization change efforts both as an executive and a consultant. Larry was the founding President and CEO of American Transtech, an AT&T subsidiary, and Executive Vice President of Bell Laboratories.

Julie Smith, Ph.D. has published numerous articles and co-authored a book titled Performance Analysis, Understanding Behavior in Organizations, in the field of performance analysis. Julie has led the design of training courses for several large-scale training efforts in various market segments. Her consulting experience ranges from small start up companies to Fortune 100 companies.

The acquisition of M.T. Donahoe, which is a pooling-of-interest transaction, and the acquisition of National Retirement Planning, Inc. will be paid for with $6,880,000 worth of Century stock.

M.T. Donahoe is a benefits administration services and distribution firm, distributing benefit products and services to 2500 corporations through 1200 agents primarily in Maryland and Virginia. National Retirement Planning, Inc. provides pension administration and investment services.

The Company also announced the closing of two accounting firms acquisitions previously announced: the BCC GROUP (Braunsdorf, Carlson & Clinkinbeard, CPA's P.A. and Bushman & Associates, CPA's P.A.) of Topeka, Kansas, and SEITZ, KATE, MEDVE, INC. of Cleveland, Ohio.

Century Business Services, Inc. is a leading provider of outsourced business services to small and medium sized companies throughout the United States. The Company provides integrated services in the following areas: accounting systems, advisory and tax; benefits design and administration; human resources; information technology systems; payroll administration; specialty insurance; valuation; and workers' compensation. These services are provided through a network of over 82 Company offices in 26 states, as well as through its subsidiary Comprehensive Business Services ("Comprehensive"), a franchise or accounting services with 250 franchisee offices in 40 States. The Company serves approximately 60,000 clients, of which approximately 24,000 are served through the Comprehensive franchisee network. Management estimates that its clients employ over one million employees, including 240,000 employed by clients of the Comprehensive franchisee network.


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Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to integrate its newly acquired operations effectively with its existing businesses; the Company's ability to locate and acquire other businesses in furtherance of its aggressive growth strategy; the Company's ability to adequately estimate its liability reserves for its insurance businesses; the lack of market reverses in its investment portfolios; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation affecting its insurance businesses or tax law changes affecting its business services operations which are described in further detail in the Company's filings with the Securities and Exchange Commission.

For further information regarding Century Business Services, Inc., call its Investor Relations Office at 216-447-9000.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CENTURY BUSINESS SERVICES, INC.


Date: March 9, 1998                By: /s/ Charles D. Hamm, Jr.
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                                      Charles D. Hamm, Jr.
                                      Chief Financial Officer






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